CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

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                                              Thirteen weeks ended       Twenty-six weeks ended
                                              June 25,     June 27,      June 25,     June 27,
                                                2000         1999         2000          1999
                                            ------------ -----------    ----------  -----------

Basic earnings:

   Income from continuing operations        $   265,762  $   267,614    $   468,779 $   437,582

   Discontinued operations:

     Earnings from operation of
       cable business                                 0        9,356          2,437      18,281

     Gain on sale of cable business                   0            0        744,700           0

   Net income                               $   265,762  $   276,970    $ 1,215,916 $   455,863

   Weighted average number of
     common shares outstanding                  264,410      279,619        269,184     279,466

   Earnings from continuing
     operations per share-basic                   $1.01        $0.96          $1.74       $1.56

   Earnings from the operation of
     cable business per share-basic               $0.00        $0.03          $0.01       $0.07

   Gains on sale of cable business
     per share-basic                              $0.00        $0.00          $2.77       $0.00

   Basic earnings per share                       $1.01        $0.99          $4.52       $1.63

Diluted earnings:

   Income from continuing operations        $   265,762  $   267,614    $   468,779 $   437,582

   Discontinued operations:

     Earnings from operation of
       cable business                                 0        9,356          2,437      18,281

     Gain on sale of cable business                   0            0        744,700           0

   Net income                               $   265,762  $   276,970    $ 1,215,916 $   455,863

   Weighted average number of
     common shares outstanding                  264,410      279,619        269,184     279,466

   Dilutive effect of outstanding
     stock options and stock
     incentive rights                             1,884        2,593          2,050       2,483

   Weighted average number of
     shares outstanding, as adjusted            266,294      282,212        271,234     281,949

   Earnings from continuing
     operations per share-diluted                 $1.00        $0.95          $1.73       $1.55

   Earnings from the operation of
     cable business per share-diluted             $0.00        $0.03          $0.01       $0.07

   Gains on sale of cable business
     per share-diluted                            $0.00        $0.00          $2.74       $0.00

   Diluted earnings per share                     $1.00        $0.98          $4.48       $1.62

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